Exhibit 99.1

FOR MORE INFORMATION, CONTACT: Terry Huch Senior Director, Investor Relations & Corporate Communications 847/405-2515 thuch@cfindustries.com

Terra Nitrogen Company, L.P. Reports First Quarter 2011 Results and Announces Cash Distribution

DEERFIELD, IL (May 5, 2011)—Terra Nitrogen Company, L.P. (TNCLP) (NYSE: TNH) today reported net earnings of $120.9 million on net sales of $196.0 million for the first quarter ended March 31, 2011.  This compares to net earnings of $33.9 million on net sales of $118.8 million for the 2010 first quarter.  Net earnings allocable to common units was $66.6 million ($3.60 per common unit) and $32.9 million ($1.78 per common unit) for the 2011 and 2010 first quarters, respectively.

Results for the first quarter of 2011 included an unrealized non-cash mark-to-market gain on natural gas derivatives of $1.2 million.  Prior to the second quarter of 2010, results were not subject to mark-to-market adjustments because TNCLP employed hedge accounting.  The company discontinued hedge accounting in the second quarter of 2010.

Analysis of Results

Net sales for the 2011 first quarter totaled $196.0 million, compared to net sales of $118.8 million for the 2010 first quarter.  This increase was due to higher ammonia and urea ammonium nitrate (UAN) selling prices and volumes.  The increase in prices resulted from an improved global supply/demand balance for nitrogen products and higher expected crop plantings in North America.  The increase in volumes reflected primarily the higher expected crop plantings.

From the 2010 to the 2011 first quarter, TNCLP’s:

•                  UAN and ammonia selling prices increased by 39 and 34 percent, respectively.

•                  UAN and ammonia sales volumes increased by 24 and 108 percent, respectively.

•                  Realized natural gas unit costs decreased by 19 percent.

Cash Distribution

TNCLP reported today that its Board of Directors has declared a cash distribution for the quarter ended March 31, 2011, of $4.84 per common limited partnership unit payable May 27, 2011, to holders of record as of May 16, 2011.

Cash distributions depend on TNCLP’s earnings, which can be affected by nitrogen fertilizer selling prices, natural gas costs, seasonal demand, production levels and weather, as well as cash requirements for working capital needs and capital expenditures. Cash distributions per limited partnership unit also vary based on increasing amounts allocable to the General Partner when cumulative distributions exceed targeted levels.

Announced distributions for the first quarter of 2011 exceed distributions in the previous and year-ago quarters due to higher net earnings allocable to common units and a one-time working capital benefit associated with implementing the previously announced new operating agreement with CF Industries.  With this distribution, TNCLP cumulative distributions continue to exceed targeted levels.

About TNCLP

Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

TNCLP is the sole limited partner of Terra Nitrogen, Limited Partnership (TNLP), owner of the Verdigris, Oklahoma manufacturing facility and related assets.  Terra Nitrogen GP Inc., an indirect, wholly-owned subsidiary of CF Industries Holdings, Inc., is the General Partner of TNCLP and exercises full control over all of TNCLP’s business affairs.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.  Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements.  As a result, these statements speak only as of the date they were made and TNCLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  These risks, uncertainties and assumptions include, among others:

•                  risks related to our reliance on one production facility;

•                  the volatile cost of natural gas;

•                  the cyclical nature of our business;

•                  the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition in the consolidating markets in which we operate;

•                  conditions in the U.S. agricultural industry;

•                  reliance on third party transportation providers;

•                  weather conditions;

•                  potential liabilities and expenditures related to environmental and health and safety laws and regulations;

•                  future regulatory restrictions and requirements related to greenhouse gas emissions, climate change or other environmental requirements;

•                  our inability to predict seasonal demand for our products accurately;

•                  risks involving derivatives and the effectiveness of our risk measurement and hedging activities;

•                  the fact that CF Industries and its affiliates are engaged in fertilizer manufacturing;

•                  dependence on CF Industries and its employees;

•                  acts of terrorism and regulations to combat terrorism;

•                  limited access to capital; and

•                  deterioration of global market and economic conditions.

Additional information as to these and other factors can be found in TNCLP’s 2010 Form 10-K.

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Terra Nitrogen Company, L.P. news announcements are also available on CF Industries’ Web site, www.cfindustries.com.

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
	(in millions, except for units)
ASSETS
Current assets:
Cash and cash equivalents	$221.7	$124.8
Demand deposits with affiliate	10.7	6.1
Accounts receivable, net	1.2	33.4
Inventories, net	16.7	27.6
Prepaid expenses and other current assets	1.8	1.2
Total current assets	252.1	193.1
Property, plant and equipment, net	82.6	83.2
Plant turnaround, net	11.9	13.4
Other assets	6.8	7.0
Total assets	$353.4	$296.7
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$22.0	$24.3
Customer advances	33.1	61.2
Other current liabilities	0.4	0.8
Total current liabilities	55.5	86.3
Noncurrent liabilities	0.7	0.4
Partners’ capital:
Limited partners’ interests, 18,501,576 Common Units authorized, issued and outstanding	250.0	208.5
Limited partners’ interests, 184,072 Class B Common Units authorized, issued and outstanding	1.4	0.6
General partners’ interest	45.8	0.9
Total partners’ capital	297.2	210.0
Total liabilities and partners’ capital	$353.4	$296.7

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2011	2010
	(in millions, except per unit amounts)
Product sales	$195.8	$118.6
Other income	0.2	0.2
Net sales	196.0	118.8
Cost of goods sold	70.9	79.2
Gross margin	125.1	39.6
Selling, general and adminstrative expenses	4.2	5.6
Earnings from operations	120.9	34.0
Interest (expense) income - net	—	(0.1)
Net earnings	$120.9	$33.9

Allocation of net earnings:
General Partner	$53.2	$0.7
Class B Common Units	1.1	0.3
Common Units	66.6	32.9
Net earnings	$120.9	$33.9
Net earnings per Common Unit	$3.60	$1.78

TERRA NITROGEN COMPANY, L.P.

SUMMARIZED OPERATING INFORMATION

	2011		2010
	Sales	Average	Sales	Average
Three months ended	Volumes	Price	Volumes	Price
March 31,	(000 tons)	($/ton)	(000 tons)	($/ton)[2]
Ammonia	108	$414	52	$308
UAN[1]	584	$258	471	$186

	Three months ended
	March 31,
	2011	2010
Natural Gas Costs/MMBtu[3]	$4.30	$5.28

1  The nitrogen content of UAN is 32% by weight.

2  After deducting outbound freight costs.

3  Includes the cost of natural gas purchases and realized gains and losses on natural gas derivatives.